Exhibit 99.1

U.S. Gold Corp. Announces $5 Million Registered Direct Offering

FOR IMMEDIATE RELEASE – March 16, 2022

CHEYENNE, Wyo., March 16, 2022 (PRNewswire) - U.S. Gold Corp. (“U.S. Gold,” the “Company,” “we,” “our” or “us”) (NASDAQ: USAU) today announced that it has entered into a definitive agreement with a single institutional investor for the purchase and sale of 625,000 shares of common stock at a price of $8.00 per share and warrants to purchase 625,000 shares of our common stock at an exercise price of $8.60 per share (together the “Securities”) in a registered direct offering, resulting in total gross proceeds of approximately $5 million before deducting fees and other estimated offering expenses. The warrants will become exercisable six months following the date of issuance, and will expire 5 years following the initial exercise date. The closing of the sale of the Securities is expected to take place on or about March 18, 2022, subject to the satisfaction of customary closing conditions.

The shares of common stock and warrants issuable thereunder described above are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-253165), including an accompanying prospectus, previously filed, and declared effective by the United States Securities and Exchange Commission (“SEC”) on February 25, 2021. The offering of common stock and warrants issuable thereunder will be made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these Securities, nor shall there be any sale of these Securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

About U.S. Gold Corp

U.S. Gold Corp. is a publicly traded, U.S. focused gold exploration and development company. U.S. Gold Corp. has a portfolio of exploration properties. The CK Gold Project is located in Southeast Wyoming and has a Preliminary Feasibility Study (PFS) technical report, which was completed by Gustavson Associates, LLC. Keystone and Maggie Creek are exploration properties on the Cortez and Carlin Trends in Nevada. The Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: market and other conditions; the satisfaction of customary closing conditions related to the registered direct offering, the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, COVID-19 uncertainties, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to develop the CK Gold Project and implement future exploration programs, the success or failure of future drilling programs, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold